UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)               October 17, 2005

TELTRONICS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17893 (Commission File Number)	59-2937938 (IRS Employer Identification Number)

2150 WHITFIELD INDUSTRIAL WAY, SARASOTA, FLORIDA (Address of principal executive offices)	34243 (zip code)

Registrant's telephone number, including area code                         (941) 753-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

Item 3.02    Unregistered Sales of Equity Securities

         On October 12, 2005, the Registrant entered into a Settlement Agreement ("Agreement") with Tri-Link Technologies Inc., a Canadian corporation ("Tri-Link") and Hargan-Global Ventures Inc., a Canadian corporation ("Hargan") under which arbitration proceedings between the Registrant and Tri-Link and litigation between the Registrant and Hargan (collectively the "Litigation") was settled and mutual releases exchanged. The Litigation arose out of the development of certain software assets ("Software") and purchase of the Software by the Registrant in 2003 for cash and delivery by the Registrant of its promissory note in the original principal amount of $2,250,000 ("Original Note").

         Under the Settlement Agreement, the Litigation was discontinued with prejudice; the Registrant delivered to Tri-Link its promissory note in the principal amount of $750,000 ("New Note"); the Registrant paid Tri-Link $1,000,000 ("Cash"); the Registrant issued to Tri-Link an aggregate of 750,000 restricted shares of its Common Stock, $0.001 par value ("Stock"); and Tri-Link agreed to return the Original Note to the Registrant. The Stock was not registered in reliance upon an exemption from registration under Regulation D promulgated under the Securities Act of 1933, as amended.

         Under the Agreement, Tri-Link and Hargan agreed to certain covenants including a covenant not to assist or encourage any other person to exercise or assert or seek to acquire control of the Registrant; a covenant not to assert claims for any activity or transaction entered into by the Registrant prior to the Agreement; and a covenant not to assert any objection to the validity of the issuance or terms of any securities of the Registrant outstanding on the date of the Agreement.

         The Cash delivered to Tri-Link by the Registrant was financed from a $750,000 letter of credit previously delivered in February, 2005 in favor of Tri-Link as part of the Litigation and the proceeds of a $250,000 borrowing by the Registrant from an affiliate controlled by a Director of the Registrant ("$250,000 Note").

         The New Note delivered to Tri-Link requires monthly payments of principal and interest at an annual rate of eight percent (8%); matures in October, 2008; may be prepaid by the Registrant at any time; and is secured by a first lien on the Software. The $250,000 Note is unsecured; requires no payments of principal or interest until November, 2008 at which time interest accrued from October, 2005 at the annual rate of fifteen percent (15%) and the principal are due and payable; may be prepaid by the Registrant beginning in October, 2006; and is convertible, at the option of the holder, into shares of the Common Stock of the Registrant and/or shares of any existing or future preferred stock of the Registrant.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits - to be filed with 10-Q for the Quarterly Period ended September 30, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELTRONICS, INC. (Registrant)
Date: October 17, 2005	By:	/s/ Ewen R. Cameron Ewen R. Cameron President and Chief Executive Officer